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                                       Page 14

                    NORTHSTAR COMPUTER FORMS, INC. AND SUBSIDIARY

                                      EXHIBIT 11

                    STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                               Three Months Ended                       Nine  Months Ended
                                                    July 31                                   July 31
                                           1996                1995                1996                1995
                                           ----                ----                ----                ----

NET EARNINGS                         $    178,440        $    297,959        $    411,383        $    955,158

EARNINGS PER SHARE
Primary:
   Net earnings                      $        .10        $        .17        $        .24        $        .54
Fully diluted (1):                   ------------        ------------        ------------        ------------
   Net earnings                      $        .10        $        .17        $        .24        $        .54
                                     ------------        ------------        ------------        ------------

AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES

Primary:
   Weighted average number of
   common shares outstanding            1,715,351           1,713,896           1,715,351           1,713,896
Common equivalent shares:
   Dilutive stock options, using
   Treasury Stock Method                   66,063              39,034              65,305              39,034
                                     ------------        ------------        ------------        ------------
                                        1,781,414           1,752,930           1,780,656           1,752,930
                                     ------------        ------------        ------------        ------------
Fully diluted (1)
   Weighted average number of
   common shares outstanding            1,715,351           1,713,896           1,715,351           1,713,896
Common equivalent shares:
   Dilutive stock options, using
   Treasury Stock Method                   66,063              39,034              65,305              39,034
                                     ------------        ------------        ------------        ------------
                                        1,781,414           1,752,930           1,780,656           1,752,930
                                     ------------        ------------        ------------        ------------


(1) This calculation is submitted in accordance with Regulation S-K Item 601
    (b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%